SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Royal Bank of Scotland Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

2.550% Senior Notes due September 18, 2015	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-162219

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated September 11, 2012 (the “Prospectus Supplement”) to a Prospectus dated September 30, 2009 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 15 of the Prospectus, and “Description of the Senior Notes” on pages S-7 through S-8 and “U.K. and U.S. Federal Tax Consequences”, on pages S-9 through S-11 of the Prospectus Supplement.

Item 2.  Exhibits

4.1
Amended and Restated Senior Debt Indenture, among the Registrant, as issuer, and The Bank of New York Mellon, as trustee, dated as of September 13, 2011 (the “Indenture”) incorporated herein by reference to Exhibit 4.01 of the Form 6-K filed with the Commission on September 14, 2011.

4.2	Form of Global Note relating thereto.

4.3	Officer’s Certificate of the Registrant pursuant to Section 3.01 of the Indenture setting forth the terms of the Notes.

99.1
Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 30, 2009 and September 12, 2012, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorised.

The Royal Bank of Scotland Group plc

/s/ Jan Cargill
___________________________
Name:         Jan Cargill
Title:           Authorized Signatory

September 19, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Amended and Restated Senior Debt Indenture, among the Registrant, as issuer, and The Bank of New York Mellon, as trustee, dated as of September 13, 2011 (the “Indenture”) incorporated herein by reference to Exhibit 4.01 of the Form 6-K filed with the Commission on September 14, 2011.

4.2	Form of Global Note relating thereto.

4.3	Officer’s Certificate of the Registrant pursuant to Section 3.01 of the Indenture setting forth the terms of the Notes.

99.1
Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 30, 2009 and September 12, 2012, respectively).